Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Capnia, Inc. on Form S-4 (Registration No. 333-203162) of our report dated March 13, 2015 with respect to our audits of the financial statements of Capnia, Inc. as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

May 19, 2015